UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The TJX Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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770 Cochituate Road

Framingham, Massachusetts 01701

October 1, 2018

Dear Fellow Shareholder:

We cordially invite you to attend a Special Meeting of Shareholders of The TJX Companies, Inc. (“TJX” or the “Company”) on Monday, October 22, 2018, at 11:00 a.m. (local time), to be held at our offices, 770 Cochituate Road, Framingham, Massachusetts 01701 (the “Special Meeting”). Please enter through the Northwest Entrance.

The only matter scheduled to be considered at the Special Meeting is a proposal to amend the Company’s Fourth Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 1,200,000,000 shares to 1,800,000,000 shares in connection with our recently announced plan to effect a 2-for-1 stock split of our shares of common stock. The Board of Directors recommends the approval of the proposal being presented at the Special Meeting as being in the best interests of the Company and its shareholders.

Please read the proxy statement and vote your shares. Your vote is important regardless of the number of shares you own. Instructions for online and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed pre-paid return envelope. You also may vote in person at the meeting.

We thank you for your support of TJX.

Sincerely,

Carol Meyrowitz Executive Chairman of the Board	Ernie Herrman Chief Executive Officer and President

NOTICE OF

SPECIAL MEETING OF SHAREHOLDERS

October 1, 2018

A Special Meeting of Shareholders of The TJX Companies, Inc. will be held at the Company’s offices, 770 Cochituate Road, Framingham, Massachusetts 01701, on Monday, October 22, 2018, at 11:00 a.m. (local time) to vote on:

●

An amendment to the Company’s Fourth Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 1,200,000,000 shares to 1,800,000,000 shares in connection with TJX’s recently announced plan to effect a 2-for-1 stock split of its shares of common stock; and

●	Any other business properly brought before the Special Meeting.

Shareholders of record at the close of business on Thursday, September 27, 2018 are entitled to notice of, and entitled to vote at, the Special Meeting and any adjournments or postponements of that meeting.

To attend the Special Meeting, you must show that you were a TJX shareholder at the close of business on Thursday, September 27, 2018 or hold a valid proxy for the Special Meeting from such a shareholder. If you are not a shareholder of record but hold shares through a bank, broker, or other third party, you will need to bring proof of your beneficial ownership as of Thursday, September 27, 2018, such as a brokerage account statement showing your ownership on that date or similar evidence of ownership. All shareholders will need to check in upon arrival and receive attendee badges for security purposes. Please allow additional time for these procedures.

By Order of the Board of Directors,

Alicia C. Kelly

Secretary

Framingham, Massachusetts

October 1, 2018

YOUR VOTE IS IMPORTANT. PLEASE VOTE ONE OF THE FOLLOWING WAYS:

BY MAIL	ONLINE	BY PHONE	IN PERSON
Sign and Return Proxy Card Follow instructions provided in proxy materials	at: www.envisionreports.com/TJXspecial Follow instructions provided in proxy materials	call: 1-800-652-VOTE (8683) Follow instructions provided in proxy materials	Attend Special Meeting Complete and sign ballot to cast your vote at meeting

PROXY OVERVIEW

VOTING ITEM FOR THE SPECIAL MEETING OF SHAREHOLDERS

The Board of Directors of The TJX Companies, Inc. (“TJX” or the “Company”) is sending this proxy statement to you as a shareholder of TJX to solicit your proxy for the Special Meeting of Shareholders of the Company (the “Special Meeting”) on Monday, October 22, 2018, to vote on the following item: an amendment to the Company’s Fourth Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $1.00 per share (“Common Stock”), from 1,200,000,000 shares to 1,800,000,000 shares (the “Amendment”) in connection with TJX’s recently announced plan to effect a 2-for-1 stock split of its shares of Common Stock.

The changes to the Certificate of Incorporation that would be enacted if the Amendment is adopted are set forth in the Appendix to this proxy statement. If shareholder approval of the Amendment is obtained at the Special Meeting, the Amendment will become effective upon the filing of a Certificate of Amendment of the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

HOW TO VOTE YOUR SHARES

If you owned TJX Common Stock at the close of business on Thursday, September 27, 2018, the record date for our Special Meeting, you are entitled to vote at the Special Meeting. Each of the 618,764,407 shares of Common Stock outstanding on the record date is entitled to one vote.

●

If you are a shareholder of record (meaning you hold TJX shares registered in your name), please follow the instructions on the enclosed proxy card to indicate how you would like to vote. You may vote online or by telephone, using the toll-free telephone number provided, or you may sign and return the proxy card by mail. You can change or revoke your proxy at any time before it is voted at the Special Meeting by voting later online or by telephone, returning a later-dated proxy card by mail, or delivering a written revocation to the Secretary of TJX at our corporate offices at 770 Cochituate Road, Framingham, Massachusetts 01701.

●

If you are a street name holder (meaning you own TJX shares through a bank, broker, or other third party), please follow the instructions on the voting instruction card you received with this proxy statement to have your shares voted and, if needed, to change or revoke your selection (or contact your bank, broker, or other third party holder for instructions). You should also have a choice of methods to vote your shares and to change or revoke your voting instructions before the Special Meeting.

With proper documentation, you may also vote in person at the Special Meeting. Please see Voting Requirements and Practices on p. 5 for more information.

You should review the entire proxy statement carefully before voting your shares.

This proxy statement and proxy card are being first mailed to shareholders on or about the date of the notice of Special Meeting, October 1, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON OCTOBER 22, 2018: THIS PROXY STATEMENT IS AVAILABLE AT HTTP://WWW.ENVISIONREPORTS.COM/TJXSPECIAL

PROPOSAL 1: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors recommends that you approve an amendment to Article Fourth of the Certificate of Incorporation to increase the Company’s authorized Common Stock from 1,200,000,000 to 1,800,000,000 shares. We are not requesting any increase to the authorized number of shares of preferred stock, which will remain unchanged at 5,000,000 shares.

As of September 27, 2018, there were:

Number of Shares	Description
620,159,703	Shares of Common Stock issued
618,764,407	Shares of Common Stock outstanding
1,395,296	Shares held as treasury stock
49,920,102	Shares reserved for issuance under our existing equity compensation plan
529,920,195	Shares (approximately) available that could be authorized for future issuance

The reason for the Amendment is to facilitate the Board of Directors’ recently announced plan to effect a 2-for-1 stock split of our shares of Common Stock. The Board of Directors approved a 2-for-1 stock split by means of a stock dividend contingent upon approval by shareholders of the Amendment. The new shares would be payable on November 6, 2018 to each holder of record at the close of business on October 30, 2018. In connection with the stock split, the Executive Compensation Committee of the Board of Directors would also make appropriate adjustments to our equity incentive plan and outstanding equity-based awards, including adjustments to the number of shares of Common Stock authorized for issuance under such plan and to the terms of such awards, in accordance with the provisions of the plan.

Any authorized and unissued shares remaining after the stock split would be available for other general corporate purposes as the Board of Directors may determine from time to time, including for use under its compensation plans. Unless required by applicable law or stock exchange rules, no further vote of the shareholders will be required to issue such shares.

The additional shares of Common Stock that would be authorized by this proposal would be identical to the shares of Common Stock the Company now has authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company.

The Board of Directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest, or other attempt to obtain control of the Company.

If the Amendment is approved by the shareholders at the Special Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to effect the Amendment as soon as practicable after the Special Meeting. The form of the Certificate of Amendment that would be enacted if the Amendment is adopted is set forth in the Appendix to this proxy statement.

The Amendment requires the approval of a majority of the shares outstanding entitled to vote thereon. You may vote for, against, or abstain on the Amendment. If you abstain from voting on the Amendment, your shares will not be counted as having been voted on that matter and will therefore have the same effect as a vote ‘against’ the Amendment, but will be counted as in attendance at the Special Meeting for purposes of establishing a quorum.

Your Board of Directors recommends that you vote FOR Proposal 1.

BENEFICIAL OWNERSHIP

The following table shows, as of September 17, 2018 (the “reporting date”), the number of shares of our Common Stock beneficially owned by each director, each of the named executive officers appearing in the Summary Compensation Table of the Company’s proxy statement for the 2018 annual meeting, and all directors and executive officers as a group:

Name	Number of Shares

Zein Abdalla	21,851

Alan M. Bennett	50,833

Rosemary T. Berkery	729

David T. Ching	45,768

Scott Goldenberg	40,065

Ernie Herrman	268,058

Michael F. Hines	59,170

Amy B. Lane	56,313

Michael MacMillan*	86,695

Carol Meyrowitz	245,683

Jackwyn L. Nemerov	4,334

John F. O’Brien	119,968

Richard Sherr	22,427

Willow B. Shire	79,806

All Directors and Executive Officers as a Group (15 Persons)	1,210,110

* Mr. MacMillan retired from the Company in April 2018.

The total number of shares beneficially owned by each individual and by the group above constitutes, in each case, less than 1% of the outstanding shares of TJX. The amounts above reflect sole voting and investment power except as noted below. The shares listed in the table above include:

●

Vested deferred shares (including estimated deferred shares for accumulated dividends) held by the following directors: Mr. Abdalla 9,407; Mr. Bennett 46,833; Ms. Berkery 529; Mr. Ching 29,034; Mr. Hines 49,170; Ms. Lane 40,047; Ms. Nemerov 4,134; Mr. O’Brien 57,676; Ms. Shire 60,682; and all directors and executive officers as a group 297,512.

●	10,282 shares of Common Stock over which Mr. Abdalla and his spouse share voting and dispositive power.

●

Shares of Common Stock that the following persons had the right to acquire on the reporting date or within 60 days thereafter through the exercise of options: Mr. Goldenberg 38,941; Mr. Herrman 195,843; Mr. MacMillan 46,927; Ms. Meyrowitz 169,606; Mr. Sherr 22,427; and all directors and executive officers as a group 571,057.

Shares listed do not include, if not scheduled to vest within 60 days of the reporting date, unvested performance-based deferred share awards, performance share unit awards, restricted stock unit awards, or director deferred share awards.

The following table shows, as of the reporting date, each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares	Percentage of Class Outstanding
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, PA 19355	48,569,668	7.7%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	45,354,058	7.2%

(1)

Amounts based on ownership of The Vanguard Group, Inc., and certain subsidiaries at December 31, 2017 as indicated in its Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2018, which reflected sole voting power with respect to 914,106 of the shares, shared voting power with respect to 163,971 of the shares, sole dispositive power with respect to 47,518,514 of the shares, and shared dispositive power with respect to 1,051,154 of the shares.

(2)

Amounts based on ownership of BlackRock, Inc. and certain subsidiaries at December 31, 2017 as indicated in its Schedule 13G/A filed with the SEC on January 23, 2018, which reflected sole voting power with respect to 37,718,738 of the shares and sole dispositive power with respect to 45,354,058 of the shares.

VOTING REQUIREMENTS AND PRACTICES

VOTING REQUIREMENTS

Quorum: A majority of the shares outstanding and entitled to vote at the Special Meeting is required for a quorum for the Special Meeting.

Proposal 1: The Amendment requires the approval of a majority of the shares outstanding entitled to vote thereon. You may vote ‘for’ or ‘against’ the Amendment. You may also abstain from voting on the Amendment. If you abstain from voting on the Amendment, your shares will not be counted as having been voted on that matter and will therefore have the same effect as a vote ‘against’ the Amendment, but will be counted as in attendance at the Special Meeting for purposes of establishing a quorum.

VOTING YOUR SHARES

If you owned TJX Common Stock at the close of business on Thursday, September 27, 2018, our record date, you are entitled to vote at the Special Meeting. Each of the 618,764,407 shares of Common Stock outstanding on the record date is entitled to one vote. There are multiple ways to vote your shares:

●

If you are a shareholder of record (meaning you hold TJX shares registered in your name) please follow the instructions on the enclosed proxy card to indicate how you would like your shares voted. You may vote online or by telephone (using the toll-free telephone number provided) or sign and return the proxy card by mail.

●

If you are a street name holder, sometimes referred to as a beneficial holder (meaning you own TJX shares through a bank, broker, or other third party), please refer to the voting instruction card or other enclosures provided by that third party with this proxy statement to see how and when to provide voting directions for your shares. (Online or telephone voting may be permitted.)

●

Both shareholders of record and street name holders may vote in person at the Special Meeting. If you are a shareholder of record, you may vote in person at the Special Meeting with proper documentation that demonstrates you were a TJX shareholder at the close of business on Thursday, September 27, 2018 or hold a valid proxy for the Special Meeting from such a shareholder. If you are a street name holder, you will need to bring proof of your beneficial ownership as of Thursday, September 27, 2018, such as a brokerage account statement showing ownership of the shares in your name on that date or similar evidence of ownership.

If you vote your shares by mail, telephone, or online, your shares will be voted in accordance with your directions.

If you are a record holder and vote your proxy for the Special Meeting by mail, telephone, or online, but do not indicate a specific choice to vote on the Amendment as part of that process, your shares will be voted FOR the Amendment. The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings.

If you are a street name holder or if your shares are held in the name of a bank, broker, or other third party and you do not instruct the bank, broker, or other third party on how to vote your shares with respect to the Amendment, the bank, broker, or other third party may vote your shares, including at postponed or adjourned meetings, in such bank, broker, or other third party’s discretion on the Amendment.

If you abstain from voting on the Amendment, your shares will not be counted as having been voted on that matter and will therefore have the same effect as a vote ‘against’ the Amendment, but will be counted as in attendance at the Special Meeting for purposes of establishing a quorum.

CHANGING OR REVOKING YOUR PROXY

If you are a shareholder of record, you may change or revoke your proxy at any time before it is voted at the Special Meeting by voting later online or by telephone, returning a later-dated proxy card by mail, or delivering a written revocation to the Secretary of TJX at our corporate offices at:

Corporate Secretary

c/o Legal Department

The TJX Companies, Inc.

770 Cochituate Road

Framingham, Massachusetts 01701

If you are a street name holder, you should refer to the voting instruction card provided with this proxy statement or contact your broker, bank, or other third party holder of record for instructions on how to change or revoke your vote. You also should have a choice of methods to change or revoke your voting instructions before the Special Meeting.

PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING

PROPOSALS TO BE INCLUDED IN NEXT YEAR’S PROXY STATEMENT

A shareholder who intends to present a proposal for business other than director nominations at the 2019 Annual Meeting of Shareholders and who wishes the proposal to be included in our proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to us so that we receive it no later than December 27, 2018 and must otherwise comply with SEC rules in order to be eligible for inclusion in our proxy materials for that meeting.

A shareholder who wishes to nominate a director at the 2019 Annual Meeting of Shareholders and who wishes the nomination to be included in our proxy materials for that meeting must notify us in writing no earlier than November 27, 2018 and no later than December 27, 2018. The notice must be given in the manner and must include the information and representations required by our by-laws. Our by-laws, which are available on our website, tjx.com, describe the requirements for nominating directors at the annual meeting.

PROPOSALS NOT TO BE INCLUDED IN NEXT YEAR’S PROXY STATEMENT

A shareholder who intends to present a proposal for business at the 2019 Annual Meeting of Shareholders but who does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than February 5, 2019 and no later than March 7, 2019. Notices must be given in the manner and must include the information and representations required by our by-laws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements of our by-laws. A shareholder who wishes to nominate a director at the 2019 Annual Meeting of Shareholders but who does not wish the nomination to be included in our proxy materials for that meeting must notify us in writing no earlier than February 5, 2019 and no later than March 7, 2019.

OTHER MATTERS

At the time of mailing of this proxy, we do not know of any other matter that may come before the Special Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment or postponement, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

We will bear the cost of solicitation of proxies. We have retained Morrow Sodali LLC to assist in soliciting proxies by mail, telephone, and personal interview for a fee of $15,000, plus expenses. Our officers and other Associates may also assist in soliciting proxies in those manners.

APPENDIX

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK (PROPOSAL 1)

CERTIFICATE OF AMENDMENT

OF

FOURTH RESTATED

CERTIFICATE OF INCORPORATION

OF

THE TJX COMPANIES, INC.

The TJX Companies, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Fourth Restated Certificate of Incorporation of The TJX Companies, Inc. (the “Certificate of Incorporation”), filed with the Secretary of State of the State of Delaware.

SECOND: The first paragraph of Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“FOURTH: The total number of shares of capital stock of all classes which this Corporation shall have authority to issue shall be one billion eight hundred five million (1,805,000,000) shares, consisting of one billion eight hundred million (1,800,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share, amounting in the aggregate to one billion eight hundred million dollars ($1,800,000,000), and five million (5,000,000) shares of Preferred Stock of the par value of one dollar ($1.00) per share, amounting in the aggregate to five million dollars ($5,000,000).”

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by                      , its                     , and attested to by                     , its                     , as of                     , 2018.

THE TJX COMPANIES, INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

A-1

Mark your vote with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies for record holders submitted online or by telephone must be received by 1:00 a.m., Eastern Daylight Time, on October 22, 2018. See reverse for more information.

Vote Online
• Go to www.envisionreports.com/TJXspecial
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED ONLINE OR VIA TELEPHONE, PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE OF THIS CARD, ▼

FOLD ALONG THE PERFORATION, AND DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposal — The Board recommends a vote FOR Proposal 1.

For	Against	Abstain

1. An amendment to the Company’s Fourth Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 1,200,000,000 shares to 1,800,000,000 shares

☐	☐	☐

The TJX Companies, Inc.

Special Meeting of Shareholders

Monday, October 22, 2018, 11:00 a.m. (local time)

TJX Corporate Headquarters

770 Cochituate Road

Framingham, Massachusetts 01701

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. You can view the Proxy Statement online at: www.envisionreports.com/TJXspecial

Your vote is important. Please vote online, by telephone, or by mail.

▼ IF YOU HAVE NOT VOTED ONLINE OR VIA TELEPHONE, PLEASE VOTE, DATE, AND SIGN BELOW, ▼

FOLD ALONG THE PERFORATION, AND DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

– – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – –

Proxy — THE TJX COMPANIES, INC.	+

Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting - October 22, 2018

Scott Goldenberg, Alicia C. Kelly, and Mary B. Reynolds, or any of them, each with the full power of substitution, are hereby authorized as Proxies to represent and vote the shares of the undersigned with respect to the matter indicated on the reverse side of this card and any other matters which may properly come before the Special Meeting, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of The TJX Companies, Inc. to be held at TJX Corporate Headquarters, 770 Cochituate Road, Framingham, Massachusetts 01701 on Monday, October 22, 2018 at 11:00 a.m. (local time) and at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies subject to the directions indicated by the shareholder on the reverse side of this card. If no directions are indicated, the Proxies will have authority to vote FOR Proposal 1. In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

(The item to be voted appears on reverse side.)

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title to indicate the capacity in which you are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

∎	IF VOTING BY MAIL, PLEASE COMPLETE BOTH SIDES OF THIS CARD.	+